Exhibit (c)(5)

The following exhibit has been edited solely to remove the actual names of the potential bidders.

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[LOGO]

DRAFT

Presentation to the Board of RRR

20-July-2006

Process Update

Recent Developments

On Monday, July 10, the Board of RRR authorized Management to explore a sale of the Company

•                  July 14

•                       Citigroup and Goldman Sachs contacted the eight potential bidders identified on the July 10 board call

•                       Invited Bidder K to join the process

•                  July 14 to current:

•                       Six bidders signed confidentiality agreements

•                       One confidentiality agreement has been dropped (Bidder G) and one confidentiality agreement is still being negotiated (Bidder E)

•                  July 15:

•                       The electronic dataroom was opened to the potential bidders

•                       The material was accessed immediately

•                  July 15 to current:

•                       To date, six of the eight potential bidders have done extensive due diligence

•                  July 19:

•                       Bidder A & Bidder G declined to participate further in the process

•                       Bidder F and Bidder I contacted Scott Rechler requesting to participate

•                       Bid instruction letter posted on data room. Notifies bidders that bids are due on Thursday, July 27, 2006 at 5:00PM EST

•                  July 20:

•                       Management meetings with four potential bidders:  Bidder K, Bidder C, Bidder B & SL Green

•                  July 21:

•                       Management meeting with Bidder D

•                       Draft Merger Agreement scheduled to be distributed to bidders

•                  July 27:

•                       Bid proposals due from bidders

•                  July 27 to August 3:

•                       Evaluation of bids and Merger Agreement

•                       On-going discussion with bidders

•                       Negotiate final terms of Merger Agreement

•                       Board approval and execute Merger Agreement

•                  August 3:

•                       Earnings Call

Summary of Process

As of July 19, 2006

	Confi Signed	Management
Bidder	Accessed Dataroom	Meetings

Bidder A [Dropped 7/19/06]	Yes	NA

Bidder B	Yes	Thursday, July 20

Bidder C	Yes	Thursday, July 20

Bidder G [Dropped 7/19/06]	No	NA

Bidder E	Being Negotiated	Not Scheduled

SL Green	Yes	Thursday, July 20

Bidder K	Yes	Thursday, July 20

Bidder D	Yes	Friday, July 21

	Confi Signed	Management
Others [Contacted Scott]	Accessed Dataroom	Meetings

Bidder I	No	NA

Bidder F	No	NA

Initial Buyer Feedback & Issues

•                  Questions regarding expectations for deal premium given current stock price movement

•                  Questions regarding whether multiple buyers may partner in bid process

•                  Concern that New York rents are not rolling in near term

•                  Questions regarding management’s involvement post-transaction

•                  Questions regarding management/board view of receiving cash versus equity consideration

•                  Resistance against relatively low implied suburban asset cap rates

•                  Challenges in underwriting certain assets

•                  Development properties

•                  RSVP

•                  Australian LPT

•                  Around 5% going-in cap rate

Relative Bidder Dataroom Activity

As of 7/19/06

Number of Times Logged-In	Average Log-In Per Participant

[CHART]	[CHART]

Source:  Intralinks

RRR Price / Volume

Since 7/10/06

[CHART]

Source:  Factset

Note:  Total returns include dividends. Office REIT Index is a market-cap weighted index including AFR, BDN, BXP, CRE, CEI, CLI, EOP, MPG, SLG, TRZ, VNO

Total Stock Return

Since 7/10/06

[CHART]

Source:  Factset

Note:  Total returns include dividends. Office REIT Index is a market-cap weighted index including AFR, BDN, BXP, CRE, CEI, CLI, EOP, MPG, SLG, TRZ, VNO